UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 6, 2026

Date of Report (date of earliest event reported)

Victory Capital Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38388	32-0402956
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15935 La Cantera Parkway; San Antonio, TX	78256
(Address of principal executive offices)	(Zip Code)

(216) 898-2400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	VCTR	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Victory Capital Holdings, Inc. held its 2026 Annual Meeting of Stockholders on May 6, 2026. The undersigned, duly appointed proxies by Shareholders of Victory Capital Holdings, Inc., hereby cast all votes as designated and in the manner instructed on the items properly brought before the meeting, as set forth below.

1)
To approve the election of the following Class II Directors:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

Celine Boyer-Chammard	43,027,361	558,179	52,227	7,366,592
Mary Jackson	36,771,308	6,814,255	52,204	7,366,592
Alan H. Rappaport	40,815,894	2,741,003	80,870	7,366,592

2)
To approve the ratification of the Audit Committee's selection of Deloitte & Touche LLP as the Company’s independent registered public account firm for the fiscal year ending December 31, 2026:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

50,931,890	40,008	32,461	-

3)
A non-binding advisory vote to approve the compensation of our named executive officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

41,541,250	2,022,347	74,170	7,366,592

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICTORY CAPITAL HOLDINGS, INC.

Date: May 12, 2026

By:

/s/ MICHAEL D. POLICARPO

Name: Michael D. Policarpo

Title: President, Chief Financial Officer and Chief Administrative Officer